BIERWOLF, NILSON & ASSOCIATES
                        CERTIFIED PUBLIC ACCOUNTANTS
                          1453 SOUTH MAJOR STREET
                         SALT LAKE CITY, UTAH 84115
A Partnership of                                     Nephi J. Bierwolf, CPA
Professional Corporations                               Troy F. Nilson, CPA
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                  Consent of Bierwolf, Nilson & Associates
                            Independent Auditors




We have issued our report dated October 18, 2003, on the financial statements of Trinity Learning Corporation for the transition period ended June 30, 2003, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.



                                        /s/ Bierwolf, Nilson & Associates
Salt Lake City, Utah                    -----------------------------------
February 4, 2004                        Bierwolf, Nilson & Associates
































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    MEMBERS OF AICPA - SEC PRACTICE SECTION AND UTAH ASSOCIATION OF CPAS